Exhibit 1.1

EXECUTION VERSION

VENTAS, INC.

9,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT
Dated July 5, 2016

J.P. Morgan Securities LLC

UNDERWRITING AGREEMENT

July 5, 2016

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (“Company”), and Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), agree with J.P. Morgan Securities LLC (the “Underwriter”) as set forth in this underwriting agreement (this “Agreement”).  Each of the Company and the Operating Partnership are referred to herein sometimes individually as a “Ventas Entity” and together as the “Ventas Entities.”

The Company proposes to (i) issue and sell to the Underwriter 9,000,000 shares of the Company’s common stock, par value $0.25 per share (the “Initial Securities”), and (ii) grant to the Underwriter the option described in Section 2(b) hereof to purchase all or any part of 1,350,000 additional shares of the Issuer’s common stock (the “Option Securities”).  The Initial Securities and the Option Securities are hereinafter collectively referred to as the “Securities”.  Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-202586), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offer and sale of the Securities. Such registration statement, as amended through the date hereof, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” Any preliminary prospectus supplement that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus is hereafter called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), together with the Base Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, Base Prospectus, preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, Base Prospectus, preliminary prospectus or Prospectus, as the case may be. The term “Disclosure Package” shall mean (i) the Base Prospectus and any preliminary prospectus, as amended or supplemented, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), identified in Schedule A hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information orally conveyed to prospective investors set forth in Schedule B hereto.

SECTION 1.                            Representations and Warranties.

(a)                           Representations and Warranties by the Ventas Entities.  The Ventas Entities, jointly and severally, represent and warrant to the Underwriter as of the date hereof, as of the Applicable Time (as defined in Section 1(a)(i)(C) hereof) and as of the Closing Time referred to in Section 2(c) (or the Additional Closing Time referred to in Section 2(b), as applicable), and agree with the Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.

(A)                               The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that has become effective upon filing with the Commission under the Securities Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form or any post-effective amendment thereto.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Ventas Entities, have been threatened by the Commission.

(B)                               Each of the Registration Statement and any post-effective amendment thereto, at the respective times the Registration Statement and any post-effective amendment thereto became effective and as of the date hereof, complied and complies in all material respects with the requirements of the Securities Act, and did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Each of the preliminary prospectus, if any, and the Prospectus, when filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act, and the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) under the Securities Act and at the Closing Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the first two sentences of this Section l(a)(i)(B) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Ventas Entities in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information described as such in Section 6(b) hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(C)                               As of 6:30 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representation and warranty set forth in the immediately preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Ventas Entities in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information described as such in Section 6(b) hereof.

(ii)                                  Well-Known Seasoned Issuer.  (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption from Section 5(c) of the Securities Act set forth in Rule 163 under the Securities Act, and (D) at the Applicable Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(iii)                               Company Not Ineligible Issuer.  (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) in the offer and sale of the Securities, (B) at the time of the most recent amendment to the Registration Statement, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary under the circumstances that the Company be considered an Ineligible Issuer.

(iv)                              Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the Closing Time, any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities, other than (1) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (2) a preliminary prospectus (if any), the Prospectus, the Disclosure Package, and (3) any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or identified in Schedule A hereto.

(v)                                 Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities contemplated hereby, or until any earlier date that the Ventas Entities notify the Underwriter in accordance with Section 3(d) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.

(vi)                              Capitalization.  The Company has an authorized capitalization of 600,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, $1.00 par value (“Preferred Stock”).  All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right.  There are no shares of Preferred Stock of the Company outstanding.  All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary (as defined in Section 16 hereof) have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, are owned by the Company, directly or indirectly through one or more Subsidiaries (as defined in Section 16 hereof), free and clear of all Liens (as defined in Section 16 hereof), other than Liens (A) that will be discharged at or prior to the Closing Time or (B) that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(vii)                           Authorization and Description of the Securities.  The Securities have been duly authorized by the Company and, at the Closing Time, when issued and delivered by the Company against payment by the Underwriter in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable and conform to the description thereof contained or incorporated by reference in the Prospectus and the Disclosure Package; and the stockholders of the Company will have no preemptive or similar rights with respect to the Securities.

(viii)                        Organization and Good Standing; Power and Authority.  Each Ventas Entity and each Significant Subsidiary (A) is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, partnership, limited liability company or trust power and authority necessary to own its property and carry on its business as described in the Disclosure Package and the Prospectus, and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except for any failures to be so qualified and in good standing that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(ix)                              Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Ventas Entities.

(x)                                 Absence of Violations and Defaults.  Neither the Ventas Entities nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which its assets or properties is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over it or its assets or properties or other governmental or regulatory authority, agency or body (each, a “Governmental Entity”), except, in the case of clauses (B) and (C), for any such defaults or violations that are set forth in the Registration Statement, the Disclosure Package or the Prospectus or that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xi)                              No Conflicts.  Neither the execution, delivery and performance of this Agreement by the Ventas Entities nor the issuance, offer and sale of the Securities by the Company contemplated hereby does or will (A) violate the charter, bylaws or other constitutive documents of either Ventas Entity or any Subsidiary, (B) conflict with, result in a breach or violation of, or constitute a default under any Agreements and Instruments or (C) violate any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over either Ventas Entity or any Subsidiary or any of their assets or properties or other Governmental Entity, except, in the case of clauses (B) and (C), for any such conflicts, breaches, defaults, or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect or materially adversely affect consummation of any transactions contemplated hereunder.  No consent, approval, authorization or order of, or filing with, any domestic or foreign court with jurisdiction over either Ventas Entity or any Subsidiary or any of their assets or properties or other Governmental Entity is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Ventas Entities of this Agreement, including the consummation of any of the transactions contemplated hereby, except such as have been or will be obtained or made at or prior to the Closing Time or as may be required by state securities laws, blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xii)                           Absence of Proceedings.  Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any domestic or foreign court, arbitrator or other Governmental Entity pending or, to the knowledge of the Ventas Entities, threatened, to which either Ventas Entity or any Subsidiary is a party or to which the assets or properties of either Ventas Entity or any Subsidiary are subject, that is, individually or in the aggregate, reasonably likely (A) to have a Material Adverse Effect or (B) to materially and adversely affect the offer and sale of the Securities contemplated hereby.  Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there is no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is subject that is, individually or in the aggregate, reasonably likely to materially and adversely affect the offer and sale of the Securities contemplated hereby.

(xiii)                        Exchange Act Compliance.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(xiv)                       Possession of Licenses and Permits.  Each Ventas Entity and each Subsidiary possesses all licenses, certificates, permits, authorizations and approvals issued by the appropriate federal, state, local or foreign Governmental Entities (collectively, “Authorizations”) necessary to carry on its business as described in the Disclosure Package and the Prospectus, except for any failures to hold such Authorizations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, except for any failures to be valid or in full force and effect that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and neither the Ventas Entities nor any Subsidiary has received any written notice of proceedings relating to the limitation, suspension or revocation of any such Authorization, except for any limitations, suspensions or revocations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xv)                          Owned and Leased Real Property.  The Company and its Subsidiaries have good and marketable title in fee simple to, or a ground leasehold interest in, all real property (other than properties capitalized under capital leases) described as owned by them in the Disclosure Package and the Prospectus, in each case free and clear of all Liens, except (A) for Liens described in the Disclosure Package and the Prospectus and (B) for any failures to have such title or any Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  Any real property held under lease by the Company and its Subsidiaries is held under a valid and enforceable lease, except for any failures to so hold such real property that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  To the knowledge of the

Ventas Entities, no lessee or sublessee of any portion of any of the properties owned or leased by the Company and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the Disclosure Package and the Prospectus and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xvi)                       Qualification as a REIT.  Commencing with the Company’s taxable year ended December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation will enable the Company to continue to meet the current requirements for qualification and taxation as a REIT under the Code.

(xvii)                    Tax Returns and Payment of Taxes.  (A) All tax returns required to be filed by the Company and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) the Company and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) the Company and each Subsidiary have complied with all withholding tax obligations; except, in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xviii)                 Investment Company Act.  No Ventas Entity is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix)                       Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (A) are designed to ensure that material information is accumulated and communicated to the Company’s Chief Executive Officer and Chief Financial Officer on a timely basis, (B) were evaluated for effectiveness as of the end of the Company’s most recent fiscal quarter and (C) are effective at a reasonable assurance level to perform the functions for which they were established.

(xx)                          Internal Control over Financial Reporting.  The Company maintains “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Such internal control over financial reporting was evaluated for effectiveness as of the end of the Company’s most recent fiscal year and, as of that date, was effective.  Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi)                       No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case as supplemented or amended), except as otherwise set forth therein, (A) neither the Ventas Entities nor any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has been no event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (C) there has been no material change in the long-term debt of the Company and its Subsidiaries or in the authorized capitalization of the Company.

(xxii)                    Independent Accountants and Financial Statements.  KPMG LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act.  The historical consolidated financial statements of the Company and its Subsidiaries, together with the related financial statement schedules and notes thereto, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods presented therein.  Such historical consolidated financial statements and the related financial statement schedules and notes thereto, if any, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise set forth in the Registration Statement, the Disclosure Package or the Prospectus.  The pro forma condensed, consolidated financial statements of the Company and its Subsidiaries and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiii)                 Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when filed with the Commission (the “Incorporated Documents”), complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(xxiv)                No Stabilization or Manipulation.  Neither the Company nor any Subsidiary nor, to the knowledge of the Ventas Entities, any director, officer or affiliate of the Company has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(xxv)                               Sarbanes-Oxley Compliance.  The Ventas Entities are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxvi)                            No Unlawful Payments.  Neither the Company, any of its Subsidiaries or, to the knowledge of the Ventas Entities, any director, officer, agent or employee of the Ventas Entities or its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Ventas Entities, their Subsidiaries and, to the knowledge of the Ventas Entities, their affiliates have conducted their businesses in compliance in all material respects with the FCPA.

(xxvii)                         No Conflict with Money Laundering Laws.  The operations of the Company and its Subsidiaries are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company and its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Ventas Entities, threatened.

(xxviii)                      No Conflict with OFAC Laws.  Neither the Ventas Entities nor any Subsidiary nor, to the knowledge of the Ventas Entities, any director, officer, agent or employee is currently subject to any U.S.  sanctions administered by the Office of Foreign Assets Control of the U.S.  Treasury Department (“OFAC”).  The Ventas Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxix)                            No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for those rights that, to the extent currently exercisable, have been waived.

(b)                           Officers’ Certificates.  Any certificate signed by any officer of the Ventas Entities addressed and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Ventas Entities to the Underwriter as to the matters covered thereby.  The Ventas Entities acknowledge that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 5 hereof, counsel to the Ventas Entities and counsel to the Underwriter will rely upon the accuracy of the foregoing representations and warranties, and the Ventas Entities hereby consent to such reliance.

SECTION 2.                            Sale and Delivery to the Underwriter; Closing.

(a)                           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter, agrees to purchase from the Company, at a purchase price of $71.71 per share, the Initial Securities.

(b)                           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Securities at the price per share to be paid for the Initial Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time (but not more than two (2) times without the written consent of the Company) upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Additional Closing Time”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c)         Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018, or at such other place as shall be agreed upon by the Underwriter and the Company at 9:00 a.m.  (New York City time) on the third (fourth, if the Applicable Time occurs after 4:30 p.m.  (New York City time) on any given day) business day after the date hereof, or such other time and date not later than seven business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, at each Additional Closing Time as specified in the notice from the Underwriter to the Company.

Payment for the Initial Securities and, if any, the Option Securities shall be made to the Company by wire transfer of immediately available funds to a bank account or accounts designated by the Company against delivery to the Underwriter of such Securities to be purchased by it.

(d)         Denominations; Registration.  One or more of the Initial Securities and, if any, the Option Securities in global form shall be in such denominations as specified by the Underwriter and registered in the name of Cede & Co., as nominee of DTC.  The Initial Securities and, if any, the Option Securities will be made available for examination by the Underwriter in The City of New York not later than 1:00 p.m.  (New York City time) on the business day prior to the Closing Time or the Additional Closing Time, as the case may be.

(e)         Delivery of Prospectus to the Underwriter.  Not later than 10:00 a.m. on the second business day following the date the Initial Securities and, if any, the Option Securities are first released by the Underwriter for sale to the public, to the extent required, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall reasonably request.

SECTION 3.         Covenants of the Ventas Entities and of the Underwriter.  The Ventas Entities, jointly and severally, covenant with the Underwriter and, as applicable, the Underwriter covenants with the Ventas Entities as follows:

(a)         Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Time (or the Additional Closing Time, as applicable) or such date as, in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by the Underwriter or a dealer (disregarding any exemption pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package

or the Prospectus, the Ventas Entities shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Ventas Entities shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects within a reasonable time following its receipt thereof.

(b)         Securities Act Compliance. After the date of this Agreement, the Ventas Entities shall promptly advise the Underwriter in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments or requests for additional or supplemental information from the Commission that relate to the Registration Statement or the Prospectus, (iii) of the time and date of the filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or the receipt by the Ventas Entities of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation of any proceedings for any of such purposes. The Ventas Entities shall use their commercially reasonable efforts to prevent the issuance of any such stop order or order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such order or notice at any time, the Ventas Entities shall use their commercially reasonable efforts to obtain the lifting or reversal of such stop order or order or notice at the earliest practicable moment or, subject to Section 3(a) hereof, shall file an amendment to the Registration Statement or a new registration statement and use their commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)         Exchange Act Compliance. During the Prospectus Delivery Period, the Ventas Entities shall file all reports and documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)         Permitted Free Writing Prospectuses. The Ventas Entities shall not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Ventas Entities with the Commission or retained by the Ventas Entities under Rule 433 under the Securities Act without the prior written consent of the Underwriter; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses identified in Schedule A hereto and any electronic road show. Any such Issuer Free Writing Prospectus or other free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Ventas Entities agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Ventas Entities consent to the use by the Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information permitted under Rule 134 under the Securities Act; provided that the Underwriter covenants with the Ventas Entities not to take any action without the Ventas Entities’ consent (which consent shall be confirmed in writing) that would result in the Ventas Entities being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that would not be required to be filed by the Ventas Entities thereunder but for the action of the Underwriter. If, at any time following issuance of an Issuer Free Writing Prospectus, any event shall occur as a result of which such

Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement that has not been superseded or modified, the Ventas Entities agree to promptly notify the Underwriter of such event and promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(e)         Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated or deemed to be incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if, in the reasonable judgment of the Ventas Entities or their counsel, it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated or deemed to be incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with applicable law, including in connection with the delivery of the Prospectus, the Ventas Entities agree to (i) notify the Underwriter of any such event or condition and (ii) upon reasonable notice to the Underwriter and subject to Section 3(a) hereof, promptly prepare and file with the Commission (and use their commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement declared effective, if the Registration Statement is not, at such time, an “automatic effective registration statement”) and furnish to the Underwriter and to dealers, such amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus, as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

(f)          Copies of the Registration Statements and the Prospectus. The Ventas Entities shall furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies as the Underwriter may reasonably request of each preliminary prospectus, the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed to be incorporated by reference therein) and any Issuer Free Writing Prospectus.

(g)         Blue Sky Qualifications. The Ventas Entities agree to use their commercially reasonable efforts, in cooperation with the Underwriter, to qualify the Securities for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that the Ventas Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each state or jurisdiction in which the Securities have been so qualified, the Ventas Entities shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Securities.

(h)         Clear Market.  Without the prior written consent of the Underwriter, the Company will not, during the period ending 30 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or (iii) file with the Commission a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock, or publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that the foregoing shall not apply to (A) the sale of the Securities under this Agreement, (B) the grant by the Ventas Entities of employee or director stock options, shares of restricted stock or restricted stock units in the ordinary course of business or the issuance by the Ventas Entities of any shares of Common Stock upon the exercise of an option or warrant, the settlement of any stock unit account or the conversion of a security outstanding on the date hereof, (C) the issuance and sale of shares of Common Stock pursuant to, or the filing of a new shelf registration statement relating to, the Ventas Employee and Director Stock Purchase Plan or the Ventas Distribution Reinvestment and Stock Purchase Plan, (D) the filing of a new universal shelf registration statement to replace the existing shelf registration statement, provided that the securities registered under such new universal shelf registration statement shall remain subject to the restrictions above, (E) the filing and effectiveness of any amendment to the Company’s existing shelf registration statements (Registration No. 333-200781) relating to the sale by the selling stockholders named therein of the shares of Common Stock registered thereby, (F) any shares of Common Stock issued upon redemption of the Class A units of limited partnership in NHP/PMB L.P. or upon redemption of the Class C units of limited partnership in Ventas Realty Capital Healthcare Trust Operating Partnership, L.P., and the filing with the Commission of any registration statements under the Securities Act relating thereto and (G) the issuance of shares to sellers in connection with acquisitions or business combinations, the execution of any agreement to effect any such issuance and the filing with the Commission of any registration statements under the Securities Act relating thereto, provided such shares shall be subject to the restrictions set forth in this section for the remaining time period, if any.

(i)          Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities in the manner described in the Prospectus under the heading “Use of Proceeds.”

(j)          Filing Fees. The Ventas Entities agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(k)         DTC.  The Ventas Entities will use their reasonable best efforts to obtain the approval of the Securities by DTC for “book-entry” transfer and agree to comply with all of its agreements set forth in its representation letters relating to the approval of the Securities by DTC for “book-entry” transfer.

(l)          Earning Statement. The Company shall timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders (within the meaning of Rule 158 under the Securities Act) an earnings statement that satisfies the provisions of, and includes the information and covers the period described in, Section 11(a) of the Securities Act and Rule 158 thereunder for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(m)        Listing.  The Company will use its reasonable best efforts to effect the listing of the Securities on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

SECTION 4.         Payment of Expenses.

(a)         Expenses.  The Ventas Entities, jointly and severally, shall pay all costs, fees and expenses incident to the performance of their obligations under this Agreement, including (i) the issuance, transfer and delivery of the Securities to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (ii) the fees and disbursements of the Ventas Entities’ counsel, accountants and other advisors, (iii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplements thereto (provided that the Ventas Entities shall only be responsible for paying costs, fees and expenses incurred under this clause (iii) in an aggregate amount not to exceed $5,000), (iv) the printing and delivery to the Underwriter of such copies of the Disclosure Package and Prospectus (including financial statements and exhibits) and any amendments or supplements thereto, as may be reasonably requested for use in connection with the offer and sale of the Securities contemplated hereby, (v) the printing and delivery to the Underwriter of a reasonable number of copies of the Blue Sky Survey and any supplement thereto (not to exceed $1,000), (vi) the fees and expenses of the transfer agent or registrar for the Common Stock, (vii) the approval of the Securities by DTC for “book-entry” transfer, (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.

(b)         Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Ventas Entities agree to reimburse the Underwriter for all out-of-pocket costs and expenses (including fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offer and sale of the Securities contemplated hereby.

SECTION 5.         Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Ventas Entities contained in Section 1(a) hereof and in the certificates of any officer of any Ventas Entity delivered pursuant to the provisions hereof, to the performance by the Ventas Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)         Compliance with Registration Requirements; No Stop Order. For the period from and after the Execution Time and prior to the Closing Time:

(i)            The Company shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)           Any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act with respect to the offer and sale of the Securities shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433 by Rule 164(b) under the Securities Act; and

(iii)          No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form.

(b)         No Proceedings. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity that would, as of the Closing Time, prevent the issuance of the Securities.

(c)         Opinion of Counsel for the Ventas Entities.  At the Closing Time, the Underwriter shall have received the favorable opinions, dated as of the Closing Time, of:

(i)            T. Richard Riney, general counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-1 hereto and to such further effect as the Underwriter may reasonably request; and

(ii)           Sidley Austin LLP, counsel to the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibits A-2 and A-3 hereto and to such further effect as the Underwriter may reasonably request

(d)         Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, and a negative assurance letter, dated as of the Closing Time, of Goodwin Procter LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter.  In giving such opinions or letters, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter.  Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Ventas Entities and certificates of public officials.

(e)         Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto, any event or development in respect of the business or financial condition of the Company and its Subsidiaries that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer or an Executive Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Ventas Entities in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and the provisions in Sections 5(a)(i)-(iii) and, to the knowledge of the Ventas Entities, Section 5(b) hereof are true and correct as of the Closing Time, and (iii) the Ventas Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(f)          Accountant’s Comfort Letter - Ventas. At the Applicable Time, the Underwriter shall have received from KPMG LLP, a letter, dated such date, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries and certain other financial information relating to the Company and its Subsidiaries included or incorporated by reference in the Disclosure Package.

(g)         Bring-down Comfort Letter - Ventas. At the Closing Time, the Underwriter shall have received from KPMG LLP, a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 5(f) hereof, except that (i) such letter shall cover the financial information (including any pro forma presentation) relating to the Company and its Subsidiaries in the Prospectus and any amendment or supplement to the Disclosure Package or the Prospectus and (ii) the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(h)         Good Standing.  The Underwriter shall have received at and as of the Closing Time satisfactory evidence of the good standing of the Ventas Entities in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(i)          Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit B-1 hereto, of the officers of the Company identified on Exhibit B-2 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to the Underwriter on or before the Applicable Time.

(j)          Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject to official notice of issuance.

(k)         Additional Documents.  At the Closing Time, counsel for the Underwriter shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein; and all proceedings taken by the Ventas Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(l)          Conditions to Underwriter’s Purchase of Option Securities.  In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Ventas Entities contained herein and the statements in any certificates furnished by the Ventas Entities delivered pursuant to the provisions hereof, as of each Additional Closing Time, shall be true and correct and, at the relevant Additional Closing Time, the Underwriter shall have received:

(i)            Opinion of Counsel for Company.  The favorable opinions of (A) T.  Richard Riney, general counsel for the Ventas Entities, and (B) Sidley Austin LLP, as counsel for the Ventas Entities, in each case, in form and substance reasonably satisfactory to counsel for the Underwriter, dated as of such Additional Closing Time, relating to the Option Securities to be purchased at such Additional Closing Time and otherwise to the same effect as the opinions required pursuant to Section 5(c) hereof.

(ii)           Opinion of Counsel for the Underwriter.  The favorable opinion, dated as of such Additional Closing Time, of Goodwin Procter LLP, counsel for the Underwriter, relating to the Option Securities to be purchased at such Additional Closing Time and otherwise to the same effect as the opinion required pursuant to Section 5(d) hereof.

(iii)          Officers’ Certificate.  A certificate of the Chief Executive Officer or any Executive Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Additional Closing Time, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Additional Closing Time.

(iv)          Bring-down Accountants’ Letter.  A letter from KPMG LLP, dated as of such Additional Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to such Additional Closing Time.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, at an Additional Closing Time which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Ventas Entities at any time at or prior to the Closing Time or such Additional Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.  Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)         Indemnification of the Underwriter by the Ventas Entities.  Each of the Ventas Entities, jointly and severally, agrees to indemnify and hold harmless the Underwriter, its directors, officers, selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact included in the Registration Statement, or any amendment thereto or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (B) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the prior written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information (as defined below). This indemnity agreement will be in addition to any liability that the Ventas Entities may otherwise have, including, but not limited to, liability under this Agreement.

(b)         Indemnification of Ventas Entities, Directors and Officers. The Underwriter agrees to indemnify and hold harmless each Ventas Entity, its directors and officers, and each person, if any, who controls any Ventas Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions relating to the Underwriter made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by or on behalf of the Underwriter expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus; provided that, with respect to the preceding clause, the Ventas Entities acknowledge that the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus is the information set forth in the statements contained in the (i) second sentence of the fourth paragraph of the cover page of the Prospectus and (ii) fifth, sixth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus (the “Underwriter Information”). This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have, including, but not limited to, liability under this Agreement.

(c)         Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent the indemnifying party is materially prejudiced as a result thereof and in any event shall not relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Underwriter, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company, subject to the reasonable approval of the indemnifying party.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to the indemnified party of the indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any fees and expenses of counsel subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action, in each of which cases the fees and expenses of such indemnified party’s counsel shall be at the expense of the indemnifying party.  Notwithstanding the foregoing, in no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its prior written consent if such indemnifying party (A) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (B) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)         Other Agreements With Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement between the Ventas Entities with respect to indemnification.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Ventas Entities, on the one hand, and the Underwriter, on the other hand, from the offer and sale of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Ventas Entities, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Ventas Entities, on the one hand, and the Underwriter, on the other hand, in connection with the offer and sale of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as, in the case of the Ventas Entities, the total net proceeds from the offer and sale of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and, in the case of the Underwriter, the difference between (a) the aggregate price to the public received by the Underwriter for the Securities and (b) the aggregate price paid by the Underwriter to the Company for the Securities bear to the aggregate price to the public received by the Underwriter for the Securities.

The relative fault of the Ventas Entities, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information furnished by the Ventas Entities or the Underwriter Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Ventas Entities and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the difference between (a) the aggregate price to the public received by the Underwriter for the Securities and (b) the aggregate price paid by the Underwriter to the Company for the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer and director of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, and each officer and director of a Ventas Entity, and each person, if any, who controls a Ventas Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Ventas Entity.

The provisions of this Section 7 shall not affect any agreement among the Ventas Entities with respect to contribution.

SECTION 8.         Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or in the certificates of any officer of any Ventas Entity delivered pursuant to the provisions hereof, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or a controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Ventas Entities or a controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive delivery of the Securities to the Underwriter.

SECTION 9.         Termination of Agreement.

(a)         Termination; General.  The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, since the Execution Time or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Ventas Entities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental

Entity, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)         Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6 and 7 hereof shall survive such termination and remain in full force and effect.

SECTION 10.       No Advisory or Fiduciary Responsibility.  Each of the Ventas Entities acknowledges and agrees on its behalf that: (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Ventas Entities, on the one hand, and the Underwriter, on the other hand, and the Ventas Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the offer and sale of the Securities pursuant to this Agreement; (b) in connection with the offer and sale of the Securities, the Underwriter is and has been acting solely as principals and is not the agent or fiduciary of the Ventas Entities or their respective affiliates, stockholders, creditors or employees or any other party; (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Ventas Entities with respect to the offer and sale of the Securities (irrespective of whether the Underwriter has advised or is currently advising the Ventas Entities on other matters) or any other obligation to the Ventas Entities with respect to the offer and sale of the Securities except the obligations expressly set forth in this Agreement; (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Ventas Entities; and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offer and sale of the Securities and the Ventas Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Ventas Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Ventas Entities may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty in connection with the offer and sale of the Securities.

SECTION 11.       Notices. All notices and other communications hereunder shall be sufficient if in writing and sent (a) by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next business day), or (b) by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid). Notices to the Underwriter shall be directed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Mark Schonberger; and notices to the Ventas Entities shall be directed to the Company at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attention: General Counsel, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: J. Gerard Cummins.

SECTION 12.       Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Ventas Entities and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Ventas Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Ventas Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.       GOVERNING LAW .  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 14.       Submission to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the offer and sale of the Securities contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the offer and sale of the Securities contemplated hereby.

SECTION 15.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.       Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, (a) the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; (d) the term “Subsidiary” means any “subsidiary,” as such term is defined in Rule 405 under the Securities Act, of the Company; and (e) the term “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.

SECTION 17.       Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Ventas Entities and the Underwriter with respect to the subject matter hereof.

SECTION 18.       Counterparts.  This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 19.       Amendments or Waivers.  No amendment or waiver of any provision of this Agreement nor any consent or approval to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 20.       Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Ventas Entities, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

[remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Ventas Entities in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ Robert F. Probst
	Name:	Robert F. Probst
	Title:	Executive Vice President and Chief Financial Officer

VENTAS REALTY, LIMITED PARTNERSHIP

By:	Ventas, Inc., its General Partner

By:	/s/ Robert F. Probst
	Name:	Robert F. Probst
	Title:	Executive Vice President and Chief Financial Officer

[Ventas – Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Eddy Allegaert
Name:	Eddy Allegaert
Title:	Managing Director

[Ventas – Signature Page to Underwriting Agreement]

Schedule A

SCHEDULE OF
 ISSUER FREE WRITING PROSPECTUSES

None

Schedule B

PRICING INFORMATION
ORALLY CONVEYED
TO PROSPECTIVE INVESTORS

1.             Price per share to public: the price paid by each initial purchaser of the Securities

Exhibit A-1

FORM OF CORPORATE OPINION OF THE
VENTAS ENTITIES’ GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(c)(i)

Exhibit A-2

FORM OF CORPORATE OPINION OF THE VENTAS ENTITIES’ COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(c)(ii)

Exhibit A-3

FORM OF TAX OPINION OF THE VENTAS ENTITIES’ COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(c)(ii)

Exhibit B-1

FORM OF LOCK-UP LETTER

July 5, 2016

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179

Dear Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (“you” or the “Underwriter”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ventas, Inc., (the “Issuer”) and Ventas Realty, Limited Partnership providing for the offering (the “Offering”) of 9,000,000 shares of the Issuer’s common stock, par value $0.25 per share (the “Initial Securities”), and up to 1,350,000 additional shares of the Issuer’s Common Stock (the “Option Securities” and, together with the Initial Securities, the “Securities”).  Terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Underwriting Agreement.

To induce the Underwriter to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus (the “Lockout Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transfers of Common Stock by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country, (b) transfers or sales of Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the Regulations of the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of this Letter Agreement, or any amendment or replacement of any such contract, instruction or plan with the same or a different firm on or after the date hereof, so long as the aggregate number of shares of Common Stock subject to such amended or replacement contract, instruction or plan does not exceed the maximum amount of Common Stock under the original contract, instrument or plan, and the exercise of options in connection therewith,  or (c) the withholding of shares of Common Stock to pay taxes upon the vesting of restricted stock outstanding on the date hereof, provided that in the event of exception (a) above, (i) the transferee or donee executes and delivers to the Underwriter a lock-up agreement in form and substance reasonably satisfactory to the Underwriter, (ii) no filing by any party (transferor, transferee, donor or donee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A)), (iii) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition (other than a filing on a Form 4, Form 5, Schedule

13D or Schedule 13G (or 13D-A or 13G-A)) and (iv) the undersigned notifies the Underwriter at least three business days prior to the proposed transfer or disposition.  In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lockout Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Issuer’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Issuer and the Underwriter are relying upon this Letter Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Issuer and the Underwriter.

[Signature page follows]

This Lock-Up Agreement shall lapse and become null and void on the date (the “Agreement Expiration Date”) that is the first to occur of: (i) the date on which the Issuer notifies you in writing that it does not intend to proceed with the Offering, (ii) the date on which the Underwriting Agreement shall terminate or be terminated (excluding any provisions thereof related to expense reimbursement, contribution or indemnity that shall survive such termination), and (iii) the first day after the last day of the Lockout Period as extended in accordance herewith.

Very truly yours,

(Name)

(Address)

Exhibit B-2

LIST OF INDIVIDUALS
SUBJECT TO LOCK-UP AGREEMENTS

Debra A. Cafaro

John D. Cobb

Todd W. Lillibridge

Robert F. Probst

T. Richard Riney